  Exhibit J

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A our report dated January 28, 2019, relating to the financial statement of Procure Space ETF, a series of Procure ETF Trust II, as of November 2, 2018, and to the references to our firm under the headings “Independent Registered Public Accounting Firm” in the Prospectus and Statement of Additional Information.

/s/ Cohen & Company, Ltd.
Cohen & Company, Ltd.
Cleveland, Ohio
January 28, 2019